Exhibit 99

          Ameron International Announces Quarterly Dividend

    PASADENA, Calif.--(BUSINESS WIRE)--Jan. 12, 2005--The Board of Directors of Ameron International (NYSE:AMN) has declared a quarterly dividend of 20 cents per share of common stock payable February 15, 2005 to stockholders of record January 27, 2005 and has established February 8, 2005 as the record date in connection with its Annual Meeting of Stockholders which will be held on Wednesday, March 23, 2005.

    CONTACT: Ameron International
             Gary Wagner, 626-683-4000